UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SCG Financial Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	27-4452594
(State of incorporation or organization)	(I.R.S. employer
identification no.)

615 N. Wabash Ave.
Chicago, Illinois	60611
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-172085

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered
Units, each consisting of one Common Stock and one Warrant
Common Stock, $0.0001 par value per share
Common Stock Purchase Warrants

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of SCG Financial Acquisition Corp. (the “Company”).  The description of the units, common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-172085) filed with the Securities and Exchange Commission on February 4, 2011, as amended from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

EXHIBIT INDEX*

Exhibit No.	Description

3.1	Certificate of Incorporation.*
3.2	Bylaws. *
3.3	Form of Amended and Restated Certificate of Incorporation. *
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate. *
4.3	Specimen Warrant Certificate. *
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant. *
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant. *

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SCG FINANCIAL ACQUISITION CORP.

Dated: April 7, 2011	By:	/s/ Gregory H. Sachs
Name: Gregory H. Sachs
Title: Chief Executive Officer